Exhibit (c)(10)

STRATEGIC ENERGY ADVISORS Comparison of Business Plan Projections October 25, 2011

STRATEGIC ENERGY ADVISORS $76 $110 $91 $55 $74 $65 $90 $50 $20 $33 $30 $31 $254 $264 $207 $328 $0 $75 $150 $225 $300 $375 6.2.11 Base Case 9.8.11 Management Case 10.5.11 Management Case Wall Street Consensus Comparison of Business Plan Projections Venoco, Inc. Business Plan Projections • Management Cases: 1) 6.2.11 Base Case: Company management prepared a business plan dated June 2, 2011 assuming 50% of Monterey production volumes 2) 9.8.11 Management Case: Company management prepared a business plan dated September 8, 2011 3) 10.5.11 Management Case: Company management prepared a 2012 capital budget dated October 5, 2011 Source: Company management and FactSet. (1) Wall Street Consensus based on FactSet consensus estimates as of October 24, 2011. 1 2012E CapEx ($MM) (1) Summary Projections Capitalized G&A Monterey Sacramento Basin SoCal Legacy 2012E Capital Expenditures Comparison SoCal Sacramento Onshore Capitalized (CapEx $ in millions) Legacy Basin Monterey G&A Total 6.2.11 Base Case $76 $55 $90 $33 $254 9.8.11 Management Case $110 $74 $50 $30 $264 10.5.11 Management Case $91 $65 $20 $31 $207 10.5.11 Change From: 6.2.11 Base Case 20% 18% -78% -5% -18% 9.8.11 Management Case -17% -12% -60% 3% -22%

STRATEGIC ENERGY ADVISORS $76 $110 $91 $0 $25 $50 $75 $100 $125 6.2.11 Base Case 9.8.11 Management Case 10.5.11 Management Case Monterey ($MM) Exploration and Capitalized G&A ($MM) Sacramento Basin ($MM) Southern California Legacy ($MM) Comparison of Business Plan Projections 2012E Capital Expenditures Comparison Detail 2 Source: Company management. $55 $74 $65 $0 $25 $50 $75 $100 $125 6.2.11 Base Case 9.8.11 Management Case 10.5.11 Management Case $33 $30 $31 $0 $25 $50 $75 $100 $125 6.2.11 Base Case 9.8.11 Management Case 10.5.11 Management Case $90 $50 $20 $0 $25 $50 $75 $100 $125 6.2.11 Base Case 9.8.11 Management Case 10.5.11 Management Case

STRATEGIC ENERGY ADVISORS Comparison of Business Plan Projections Wells to be Drilled in 2012 by Area 3 Monterey (# of Wells) Total Company (# of Wells) Sacramento Basin (# of Wells) Southern California Legacy (# of Wells) 9 12 12 0 10 20 30 40 50 60 6.2.11 Base Case 9.8.11 Management Case 10.5.11 Management Case 48 45 43 0 10 20 30 40 50 60 6.2.11 Base Case 9.8.11 Management Case 10.5.11 Management Case 80 73 57 0 20 40 60 80 100 6.2.11 Base Case 9.8.11 Management Case 10.5.11 Management Case 23 16 2 0 10 20 30 40 50 60 6.2.11 Base Case 9.8.11 Management Case 10.5.11 Management Case Source: Company management. + 200 Recompletions + 210 Recompletions + 220 Recompletions